Exhibit 99.1

Noranda Completes Gramercy and St. Ann Transactions

FRANKLIN, Tenn.--(BUSINESS WIRE)--September 1, 2009--Today Noranda Aluminum Holding Corporation (“Noranda,” or the “Company) announced that on August 31, 2009, it became the sole owner of Gramercy Alumina LLC (“Gramercy”) and St. Ann Bauxite Limited (“St. Ann”), upon the completion of a previously-disclosed agreement with Century Aluminum Company (together with its subsidiaries, “Century”). Gramercy and St. Ann were each formerly owned 50% by Century. In the transaction Noranda, Gramercy and St. Ann released Century from certain obligations. Separately, Century entered into an agreement to purchase alumina produced at Gramercy through the remainder of 2009.

Gramercy supplies substantially all of the alumina used at Noranda’s New Madrid smelter. St. Ann supplies substantially all of Gramercy’s bauxite requirements.

Forward-looking Statements

This press release contains “forward-looking statements” which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Noranda's actual results or performance may differ materially from those suggested, expressed or implied by forward-looking statements due to a wide range of factors including, without limitation, the general business environment, fluctuating commodity prices and the Company’s ability to return its New Madrid smelter to full capacity. For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K.

About the Company

Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a private company owned by affiliates of Apollo Management, L.P.

CONTACT:
Noranda Aluminum Holding Corporation
Robert Mahoney, 615-771-5752
Chief Financial Officer
Robert.Mahoney@noralinc.com
www.norandaaluminum.com